WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 21, 2001

                                 ANADIGICS, INC.
               (Exact Name of Registrant as Specified in Charter)

   Delaware                          0-25662                   22-2582106
  (State Or Other                  (Commission               (IRS Employer
   Jurisdiction Of                  File Number)            Identification No.)
   Incorporation)

                  141 Mt. Bethel Road, Warren, New Jersey 07059
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (908) 668-5000

Item 5.  Other Events.

     The Company disseminated the attached press release on November 21, 2001, announcing its agreement to sell $75 million aggregate principal amount of 5.00% Convertible Senior Notes due November 15, 2006.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

         99.1 Press Release of the Company dated November 21, 2001, announcing its agreement to sell $75 million aggregate principal amount of 5.00% Convertible Senior Notes due November 15, 2006.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ANADIGICS, INC.

                                       By:     /s/ Thomas C. Shields
                                               --------------------------
                                               Name:   Thomas C. Shields
                                               Title:  Senior Vice President and
                                                       Chief Financial Officer

Date:  November 21, 2001

                                  EXHIBIT INDEX

99.1 Press  Release of the Company  dated  November  21,  2001,  announcing  its
     agreement  to  sell  $75  million  aggregate   principal  amount  of  5.00%
     Convertible Senior Notes due November 15, 2006.

                                  EXHIBIT 99.1





                                      FOR:         ANADIGICS, INC.

                                                   141 Mt. Bethel Road
                                                   Warren, NJ 07059
                                                   908-668-5000

                                        CONTACT:   Thomas Shields
                                                   Chief Financial Officer
                                                   908-412-5995

                                                   Richard Hantke
                                                   Director, Investor Relations
                                                   908-791-6043

                                   MEDIA CONTACT:  Tim Blanke
                                                   Corporate Communications Mgr.
                                                   908-668-5000

  ANADIGICS ANNOUNCES AGREEMENT TO SELL $75 MILLION OF CONVERTIBLE SENIOR NOTES

WARREN, NJ--November 21, 2001--ANADIGICS, Inc. (Nasdaq: ANAD) today announced that it has entered into an agreement for the sale of $75 million of 5.00% Convertible Senior Notes due November 15, 2006 (the "Notes") ($100 million if the over-allotment option is exercised in full) through a Rule 144A offering to qualified institutional buyers.

These Notes will be convertible into ANADIGICS common stock, at the option of the holder, at a price equal to $21.00 per share, subject to adjustment in certain circumstances. The Notes will bear an interest rate of 5.00% per annum, will have a five-year term, and will be redeemable by ANADIGICS any time on or after November 15, 2004. ANADIGICS has agreed to file a registration statement for the resale of the Notes and the shares of common stock issuable upon conversion of the Notes within 90 days after the closing of the offering. The offering is expected to close on November 27, 2001, subject to certain closing conditions.


The Notes and the common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States, absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.